UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2009 ev3 Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51348	32-0138874
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

9600 54th Avenue North, Suite 100
Plymouth, Minnesota	55442
(Address of Principal Executive Offices)	(Zip Code)
(763) 398-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
     ev3 Inc. expects to record non-cash impairment charges to its goodwill and certain other intangible assets totaling approximately $289 million in its fiscal fourth quarter ended December 31, 2008. In accordance with Statement of Financial Accounting Standards (SFAS) No. 142, “Goodwill and Other Intangible Assets” and SFAS 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” ev3 identified the charges as part of the preparation of its financial statements for the fiscal fourth quarter and year ended December 31, 2008. The impairment charges are driven primarily by the substantial disruption in the general credit and equity markets and in particular the decline in ev3’s stock price and market capitalization subsequent to both the end of ev3’s fiscal third quarter, September 28, 2008, and ev3’s annual impairment testing date, which is the first day of each fiscal fourth quarter. As previously discussed in ev3’s quarterly report on Form 10-Q for its fiscal quarter ended September 28, 2008, a substantial decline in market capitalization is an indicator of impairment under the applicable accounting rules and, as anticipated in ev3’s most recent Form 10-Q, required ev3 to reassess the carrying value of its goodwill and other intangible assets as of December 31, 2008.
     As part of the assessment, ev3 estimates that goodwill and certain other intangible assets of its peripheral vascular business were impaired by approximately $289 million. None of the charges relate to ev3’s neurovascular business. These non-cash impairment charges will be reflected in ev3’s financial statements as of and for the periods ended December 31, 2008, but will not adversely affect ev3’s cash position as of December 31, 2008. As of September 28, 2008, ev3’s cash position was $45.9 million. These non-cash impairment charges did not and are not expected to have any impact on ev3’s operations. The non-cash impairment will not cause any breach of, or default under, ev3’s loan agreement with Silicon Valley Bank
     Statements contained in this report that relate to future, not past, events are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements often can be identified by words such as “expect,” “will,” “anticipate,” “intend,” “may,” “believe,” “could,” “continue,” “future” or the negative of these words or other words of similar meaning. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause ev3’s actual results to be materially different than those expressed in or implied by ev3’s forward-looking statements. For ev3, particular uncertainties and risks include, among others, ev3’s future operating results and financial performance, including without limitation, final impairment charges to ev3’s goodwill and other intangible assets, fluctuations in foreign currency exchange rates, ev3’s ability to implement, fund and achieve sustainable cost savings measures that will better align its operating expenses with its anticipated net sales levels and reallocate resources to better support growth initiatives, the effect of the current global economic crisis, the timing of regulatory approvals and introduction of new products, market acceptance of new products, success of clinical testing, availability of third party reimbursement, impact of competitive products and pricing and changes in the regulatory environment. More detailed information on these and additional factors that could affect ev3’s actual results are described in ev3’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. Except as required by law, ev3 undertakes no obligation to update publicly its forward-looking statements.

     The information contained in Item 2.02 to this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and shall not be incorporated by reference into any filings made by ev3 Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as may be expressly set forth by specific reference in such filing.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 6, 2009	ev3 INC.
	By:	/s/ Kevin M. Klemz
	Name:	Kevin M. Klemz
	Title:	Senior Vice President, Secretary and Chief Legal Officer